Exhibit 10.1

PLAYSTATION®  and PLAYSTATION® 2

LICENSED PUBLISHER AGREEMENT

This LICENSED PUBLISHER AGREEMENT (the “Agreement” or “LPA”), entered into as of 21 May, 2003 (the “Effective Date”), by and between SONY COMPUTER ENTERTAINMENT KOREA INC., with offices at 14Fl, Koosan Tower, 3250, Bangbae2-Dong, Seocho-Gu, Seoul, 137-853 Korea (hereinafter “SCEK”), and THQ Korea Ltd., with offices at 1103 LG Twintel 2nd 157-3 Samsung-dong, Kangnam-gu, Seoul Korea.

WHEREAS, SCEK, its parent company, Sony Computer Entertainment Inc., and/or certain of their affiliates and companies within the group of companies of which any of them form a part are designing and developing, and licensing core components of, a computer entertainment system known as the PlayStation and/or PlayStation 2 computer entertainment system (hereinafter collectively referred to as the “System”).

WHEREAS, SCEK has the right to grant licenses to certain SCEK Intellectual Property Rights (as defined below) in connection with the System.

WHEREAS, Publisher desires to be granted a non-exclusive license to publish, develop, have manufactured, market, distribute and sell Licensed Products (as defined below) pursuant to the terms and conditions set forth in this Agreement; and SCEK is willing, on the terms and subject to the conditions of this Agreement, to grant Publisher such a license.

NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Publisher and SCEK hereby agree as follows:

1.      Definition of Terms.

1.1     “Advertising Materials” means any advertising, marketing, merchandising, promotional, public relations (including press releases) and display materials relating to or concerning Licensed Products or proposed Licensed Products, or any other advertising, merchandising, promotional, public relations (including press releases) and display materials depicting any of the Licensed Trademarks. For purposes of this Agreement, Advertising Materials include any advertisements in which the System is referred to or used in any way, including but not limited to giving the System away as prizes in contests or sweepstakes and the public display of the System in product placement opportunities.

1.2     “Affiliate of SCEK” means, as applicable, either Sony Computer Entertainment Inc. in Japan (“SCEI”), Sony Computer Entertainment America Inc. in the United States, Sony Computer Entertainment Europe Ltd. in the United Kingdom, Sony Computer Entertainment Hong Kong Limited in Hong Kong or such other Sony Computer Entertainment entity as may be established from time to time.

1.3     “Designated Manufacturing Facility” means a manufacturing facility or facilities which is designated by SCEK in its sole discretion to manufacture Licensed Products and/or their component parts, which may include manufacturing facilities owned and operated by affiliated companies of SCEK.

1.4     “Development System Agreement” means an agreement entered into between SCEK or SCEI and a Licensed Publisher, Licensed Developer or other licensee for the sale or license of Development Tools.

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.

1.5     “Development Tools” means the PS2 development tools sold or licensed by SCEK or SCEI to a Licensed Publisher or Licensed Developer for use in the development of Executable Software for the System.

1.6     “Executable Software” means software which includes Product Software and any software provided directly or indirectly by SCEK or an Affiliate of SCEK designed for execution exclusively on the System and which has the ability to communicate with the software resident in the System.

1.7     “Fiscal Year” means a year measured from April 1 to March 31.

1.8     “Format Discs” means the uniquely marked or colored (i) CD-ROM discs formatted for use with the PS, and (ii) CD-ROM or DVD-ROM discs formatted for use with the PS2, both of which, for purposes of this Agreement, are manufactured on behalf of Publisher and contain Licensed Products or SCEK Demo Discs.

1.9     “Generic Line” means the generic legal attribution line used on SCEK marketing or other materials, which shall be or be substantially similar to the following: “Product copyright and trademarks are the property of the respective publisher or their licensors”.

1.10  “Guidelines” shall mean any guidelines of SCEK or an Affiliate of SCEK with respect to development, creation, marketing, advertising and promotion of Licensed Products, which may be provided by SCEK or an Affiliate of SCEK to Publisher.

1.11  “Legal Copy” means any legal or contractual information required to be used in connection with a Licensed Product or Product Information, including but not limited to copyright and trademark attributions, contractual credits and developer or distribution credits.

1.12  “Licensed Developer” means any developer that has signed a valid and then current Licensed Developer Agreement.

1.13  “Licensed Developer Agreement” or “LDA” means a valid and current license agreement for the development of Licensed Products for the System, fully executed between a Licensed Developer and SCEK or an Affiliate of SCEK.

1.14  “Licensed Products” means the Executable Software (which may be combined with Executable Software of other Licensed Publishers or Licensed Developers), which shall consist of one product developed for the PS2 or for PS per Unit, in final form developed exclusively for the System.  Publisher shall have no right to package or bundle more than one product developed for the PS2 or for PS in a single Unit unless separately agreed with SCEK.

1.15  “Licensed Publisher” means any publisher that has signed a valid and then current Licensed Publisher Agreement.

1.16  “Licensed Publisher Agreement” or “LPA” means a valid and current license agreement for the publication, development, manufacture, marketing, distribution and sale of Licensed Products for the System, fully executed between a Licensed Publisher and SCEK or an Affiliate of SCEK.

1.17  “Licensed Territory” means the Republic of Korea.

1.18  “Licensed Trademarks” means the trademarks, service marks, trade dress, logos and other icons or indicia designated by SCEK in Guidelines for use on or in connection with Licensed Products. Nothing contained in this Agreement shall in any way grant Publisher the right to use the trademark “Sony” in any manner.  SCEK may amend such Licensed Trademarks from time to time in Guidelines or upon written notice to Publisher.

1.19  “Manufacturing Specifications” means specifications setting forth terms relating to the manufacture and assembly of Format Discs, Packaging, Printed Materials and each of their component parts, which shall be provided by SCEK or a Designated Manufacturing Facility to Publisher and which may be amended from time to time upon reasonable notice to Publisher.

1.20  “Master Disc” means a recordable disc in the form requested by SCEK containing final pre-production Executable Software for a Licensed Product.

1.21  “Packaging” means, with respect to each Licensed Product, the carton, containers, packaging, edge labels and other proprietary labels, trade dress and wrapping materials, including any jewel case (or other CD-ROM or DVD-ROM container) or parts thereof, but excluding Printed Materials and Format Discs .

1.22  “Printed Materials” means all artwork and mechanicals set forth on the disc label of the Format Discs  relating to any of the Licensed Products and on or inside any Packaging for the Licensed Product, and all instructional manuals, liners, inserts, trade dress and other user information to be inserted into the Packaging.

1.23  “Product Information” means any information owned or licensed by Publisher relating in any way to Licensed Products, including but not limited to demos, videos, hints and tips, artwork, depictions of Licensed Product cover art and videotaped interviews.

1.24  “Product Proposal” shall have the meaning set forth in Section 5.2.1 hereto.

1.25  “Product Software” means any software including audio and video material developed by a Licensed Publisher or Licensed Developer, which, either by itself or combined with Product Software of other licensees, when integrated with software provided by SCEK or an Affiliate of SCEK, creates Executable Software. It is understood that Product Software contains no proprietary information of Sony or any other rights of SCEK.

1.26  “PS” means a 32-bit computer entertainment system developed by SCEI having the trademark “PlayStation” or “PS one” and expressly excluding the preceding or next generation thereof.

1.27  “PS2” means a 128-bit computer entertainment system developed by SCEI having the trademark “PlayStation 2” and expressly excluding the preceding or next generation thereof.

1.28  “Publisher Intellectual Property Rights” means those intellectual property rights, including but not limited to patents and other patent rights, copyrights, trademarks, service marks, trade names, trade dress, mask work rights, utility model rights, trade secret rights, technical information, know-how, and the equivalents of the foregoing under the laws of any jurisdiction, and all other proprietary or intellectual property rights throughout the universe, which pertain to Product Software, Product Information, Printed Materials, Advertising Materials or other rights of Publisher required or necessary under this Agreement.

1.29  “SCEK Demo Disc” means any demonstration disc developed and distributed by SCEK.

1.30  “SCEK Established Third Party Demo Disc Programs” means (i) any consumer or trade demonstration disc program specified in the Guidelines, and (ii) any other third party demo disc program established by SCEK for Licensed Publishers.

1.31  “SCEK Intellectual Property Rights” means those intellectual property rights, including but not limited to patents and other patent rights, copyrights, trademarks, service marks, trade names, trade dress, mask work rights, utility model rights, trade secret rights, technical information, know-how, and the equivalents of the foregoing under the laws of any jurisdiction, and all other proprietary or intellectual property rights throughout the universe, which are required to ensure Executable Software’s compatibility with the System or which pertain to the Licensed Trademarks.

1.32  “SCEK Materials” means any data, object code, source code, firmware, documentation (or any part(s) of any of the foregoing), related to the System, selected in the sole judgment of SCEK, which are provided or supplied by SCEK or an Affiliate of SCEK to Publisher or any Licensed Developer and/or other Licensed Publisher.  For purposes of this Agreement, SCEK Materials shall not include any hardware portions of the Development Tools, but shall include firmware in such hardware.

1.33  “Third Party Demo Disc” means any demo disc developed and marketed by a Licensed Publisher, which complies with the terms of an SCEK Established Third Party Demo Disc Program.

1.34  “Unit” means an individual copy of a Licensed Product title regardless of the number of Format Discs  constituting such Licensed Product title.

1.35  “Wholesale Price” or “WSP” shall mean the Publisher’s (or, where applicable, Publisher’s distributor’s) highest first published price (excluding taxes) of the Licensed Product without offsets, rebates or deduction from invoices of any kind as evidenced by a sell sheet or price list issued by Publisher.

2.      License Grant.

SCEK grants to Publisher, and Publisher hereby accepts, for the term of this Agreement, within the Licensed Territory, under SCEK Intellectual Property Rights owned, controlled or licensed by SCEK, a non-exclusive, non-transferable license, without the right to sublicense (except as specifically provided herein), to publish Licensed Products using SCEK Materials, which right shall be limited to the following rights and other rights set forth in, and in accordance with the terms of, this LPA:  (i) to produce or develop Licensed Products and to enter into agreements with Licensed Developers and other third parties to develop Licensed Products; (ii) to have such Licensed Products manufactured; (iii) to market, distribute and sell such Licensed Products and to authorize others to do so; (iv) to use the Licensed Trademarks strictly and only in connection with the development, manufacturing, marketing, packaging, advertising and promotion of the Licensed Products, and subject to SCEK’s right of approval as provided herein; and (v) to sublicense to end users the right to use the Licensed Products for noncommercial purposes in conjunction with the System only, and not with other devices or for  public performance.

3.      Development of Licensed Products.

3.1    Right to Develop.  This LPA grants Publisher the right to develop Licensed Products. It also gives Publisher the right to purchase and/or license Development Tools, as is appropriate, from SCEK or its designated Affiliate of SCEK, pursuant to a separate Development System Agreement with SCEK, to assist in such development. In developing Executable Software (or portions thereof), Publisher and its Affiliate of SCEK shall fully comply in all respects with any and all technical specifications which may from time to time be issued by SCEK. In the event that Publisher uses third party tools to develop Executable Software, Publisher shall be responsible for ensuring that it has obtained appropriate licenses for such use.

3.2    Development by Third Parties.  Except as otherwise set forth herein, Publisher shall not provide SCEK Materials or SCEK’s Confidential Information to any third party. Publisher shall be responsible for determining that third parties meet the criteria set forth herein. Publisher may contract with a third party for development of Licensed Products, provided that such third party is: (i) a Licensed Publisher, (ii) a Licensed Developer, or (iii) an SCEK-authorized subcontractor in compliance with the provisions of Section 16.6. Publisher shall notify SCEK in writing of the identity of any such third party within thirty (30) days of entering into an agreement or other arrangement with the third party.

4.      Limitations on Licenses; Reservation of Rights.

4.1    Reverse Engineering Prohibited.  Other than as expressly permitted by SCEK in writing, Publisher shall not directly or indirectly disassemble, decrypt, electronically scan, peel semiconductor components, decompile, or otherwise reverse engineer in any manner or attempt to reverse engineer or derive source code from, all or any portion of the SCEK Materials, or permit, assist or encourage any third party to do so. Other than as expressly permitted by SCEK in writing, Publisher shall not use, modify, reproduce, sublicense, distribute, create derivative works from, or otherwise provide to third parties, the SCEK Materials, in whole or in part, other than as expressly permitted by SCEK.  SCEK shall permit Publisher to study the performance, design and operation of the Development Tools solely for the limited purposes of developing and testing Publisher’s software applications, or to build tools to assist Publisher with the development and testing of software applications for Licensed Products.  Any tools developed or derived by Publisher resulting from the study of the performance, design or operation of the Development Tools shall be considered as derivative products of the SCEK Materials for copyright purposes, but may be treated as trade secrets of Publisher.  In no event shall Publisher patent any tools created, developed or derived from SCEK Materials.  Publisher shall not make available to any third party any tools developed or derived from the study of the Development Tools without the express written permission of SCEK.  Use of such tools shall be strictly limited to the creation or testing of Licensed Products and any other use, direct or indirect, of such tools is strictly prohibited.  Publisher shall be required in all cases to pay royalties in accordance with Section 8 hereto to SCEK on any of Publisher’s products utilizing any SCEK Materials or derivative works made therefrom.  Moreover, Publisher shall bear all risks arising from incompatibility of its Licensed Product and the System resulting from use of Publisher-created tools.  The burden of proof under this Section shall be on Publisher, and SCEK reserves the right to require Publisher to furnish evidence satisfactory to SCEK that Publisher has complied with this Section.

4.2    Reservation of SCEK’s Rights.

4.2.1    Limitation of Rights to Licenses Granted. The licenses granted in this Agreement extend only to the publication, development, manufacture, marketing, distribution and sale of Licensed Products for use on the System, in such formats as may be designated by SCEK. Without limiting the generality of the foregoing and except as otherwise provided herein, Publisher shall not distribute or transmit the Executable Software or the Licensed Products via electronic means or any other means now known or hereafter devised, including without limitation, via wireless, cable, fiber optic means, telephone lines, microwave and/or radio waves, or over a network of computers or other devices. Notwithstanding this limitation, Publisher may electronically transmit Executable Software from site to site, or from machine to machine over a computer network, for the sole purpose of facilitating development; provided that no right of retransmission shall attach to any such transmission, and provided further that Publisher shall use reasonable security measures customary within the high technology industry to reduce the risk of unauthorized interception or retransmission of such transmissions. This Agreement does not grant any right or license, under any SCEK Intellectual Property Rights or otherwise, except as expressly provided herein, and no other right or license is to be implied by or inferred from any provision of this Agreement or the conduct of the parties hereunder.

4.2.2    Other Use of SCEK Materials and SCEK Intellectual Property Rights. Publisher shall not make use of any SCEK Materials or any SCEK Intellectual Property Rights (or any portion thereof) except as authorized by and in compliance with the provisions of this Agreement. Publisher shall not use the Executable Software, SCEK Materials or SCEK’s Confidential Information in connection with the development of any software for any emulator or other computer hardware or software system. No right, license or privilege has been granted to Publisher hereunder concerning the development of any collateral product or other use or purpose of any kind whatsoever which displays or depicts any of the Licensed Trademarks. The rights set forth in Section 2 hereto are limited to the right to sublicense such rights to end users for non-commercial use; any public performance relating to the Licensed Product or the System is prohibited unless expressly authorized in writing by SCEK.

4.3    Reservation of Publisher’s Rights.  Separate and apart from SCEK Materials and other rights licensed to Publisher by SCEK hereunder, as between Publisher and SCEK, Publisher retains all rights,

title and interest in and to the Product Software, and the Product Proposals and Product Information related thereto, including without limitation Publisher Intellectual Property Rights therein, as well as Publisher’s rights in any source code and other underlying material such as artwork and music related thereto and any names used as titles for Licensed Products and other trademarks used by Publisher.  Nothing in this Agreement shall be construed to restrict the right of Publisher to develop, distribute or transmit products incorporating the Product Software and such underlying material (separate and apart from the SCEK Materials) for any hardware platform or service other than the System, or to use Printed Materials or Advertising Materials approved by SCEK as provided herein (provided that such Printed Materials and/or Advertising Materials do not contain any Licensed Trademarks) as Publisher determines for such other platforms.  SCEK shall not do or cause to be done any act or thing in any way impairing or tending to impair or dilute any of Publisher’s rights, title or interests hereunder.  Notwithstanding the foregoing, Publisher shall not distribute or transmit Product Software which is intended to be used with the System via electronic means or any other means now known or hereafter devised, including without limitation, via wireless, cable, fiber optic means, telephone lines, microwave and/or radio waves, or other a network of computers or other devices, except as otherwise permitted in Section 4.2.1 hereto.

4.4    Guidelines Requirement.  Publisher shall be required to comply with all the provisions of Guidelines, including without limitation the “Technical Requirements Checklist” therein, which is required technical specification for Licensed Products, when published, or within a commercially reasonable time following its publication to incorporate such provisions, as if such provisions were set forth in this Agreement.

5.      Quality Standards for the Licensed Products.

5.1    Quality Assurance Generally.  The Licensed Products (and all portions thereof) and Publisher’s use of any Licensed Trademarks shall be subject to SCEK’s prior written approval, which shall not be unreasonably withheld or delayed and which shall be within SCEK’s sole discretion as to acceptable standards of quality.  SCEK shall have the right at any stage of the development of a Licensed Product to review such Licensed Product to ensure that it meets SCEK’s quality assurance standards. All Licensed Products will be developed to substantially utilize the particular capabilities of the System’s proprietary hardware, software and graphics. No approval by SCEK of any element or stage of development of any Licensed Product shall be deemed an approval of any other element or stage of such Licensed Product, nor shall any such approval be deemed to constitute a waiver of any of SCEK’s rights under this Agreement. In addition, SCEK’s approval of any element or any stage of development of any Licensed Product shall not release Publisher from any of its representations and warranties in Section 9.2 hereunder.

5.2    Product Proposals.

5.2.1       Submission of Product Proposal.  Publisher shall submit to SCEK for SCEK’s written approval or disapproval, which shall not be unreasonably withheld or delayed, a written proposal (the “Product Proposal”). Such Product Proposal must contain all information specified in Guidelines, as well as any additional information that SCEK may deem to be useful in evaluating the proposed Licensed Product.

5.2.2        Approval of Product Proposal.  After SCEK’s review of Publisher’s Product Proposal, Publisher will receive written notice from SCEK of the status of the Product Proposal, which may range from “Approved” to “Not Approved.” Such conditions shall have the meanings ascribed to them in Guidelines, and may be changed from time to time by SCEK. If a Product Proposal is “Not Approved”, then neither Publisher nor any other Licensed Developer or Licensed Publisher may re-submit such Product Proposal without significant, substantive revisions. SCEK shall have no obligation to approve any Product Proposal submitted by Publisher. Any development conducted by or at the direction of Publisher and any legal commitment relating to development work shall be at Publisher’s own financial and commercial risk.  Publisher shall not construe approval of a Product Proposal as a commitment by SCEK to grant final approval to such Licensed Product. Nothing herein shall restrict SCEK from commercially exploiting any coincidentally similar concept(s) and/or product(s), which have been independently developed by SCEK, an Affiliate of SCEK or any third party.

5.2.3        Changes to Product Proposal. Publisher shall notify SCEK promptly in writing in the event of any material proposed change in any portion of the Product Proposal. SCEK’s approval of a Product Proposal shall not obligate Publisher to continue with development or production of the proposed Licensed Product, provided that Publisher must immediately notify SCEK in writing if it discontinues, cancels or otherwise delays past the original scheduled delivery date the development of any proposed Licensed Product. In the event that Publisher licenses a proposed Licensed Product from another Licensed Publisher or a Licensed Developer, it shall immediately notify SCEK of such change and must re-submit such Licensed Product to SCEK for approval in accordance with the provisions of Section 5.2.1 above.

5.3    Work-in-Progress.

5.3.1    Submission and Review of Work-in-Progress. SCEK shall require Publisher to submit to SCEK work-in-progress on Licensed Products at certain intervals throughout their development and, upon written notice to Publisher, at any time during the development process. Upon approval of the Product Proposal, Publisher must, within the time frame indicated in the approval letter, communicate with SCEK and mutually agree on a framework for the review of such Licensed Product throughout the development process (“Review Process”). Once the Review Process has begun, Publisher shall be responsible for submitting work-in-progress to SCEK in accordance with such Review Process.  Failure to submit work-in-progress in accordance with any stage of the Review Process may, at SCEK’s discretion, result in revocation of approval of such Product Proposal.

5.3.2    Approval of Work in Progress. SCEK shall have the right to approve, reject or require additional information with respect to each stage of the Review Process.  SCEK shall specify in writing the reasons for any such rejection or request for additional information and shall state what corrections and/or improvements are necessary.  If any stage of the Review Process is not provided to SCEK or is not successfully met after a reasonable cure period agreed to between SCEK and Publisher, SCEK shall have the right to revoke the approval of Publisher’s Product Proposal.

5.3.3    Cancellation or Delay; Conditions of Approval. Licensed Products which are canceled by Publisher or are late in meeting the final Executable Software delivery date by more than three (3) months (without agreeing with SCEK on a modified final delivery date) shall be subject to the termination provisions set forth in Section 14.3 hereto.  In addition, failure to make changes required by SCEK to the Licensed Product at any stage of the Review Process, or making material changes to the Licensed Product without SCEK’s approval, may subject Publisher to the termination provisions set forth in Section 14.3 hereto.

5.4    Approval of Executable Software.  On or before the date specified in the Product Proposal or as determined by SCEK pursuant to the Review Process, Publisher shall deliver to SCEK for its inspection and evaluation, a final version of the Executable Software for the proposed Licensed Product.  SCEK will evaluate such Executable Software and notify Publisher in writing of its approval or disapproval, which shall not be unreasonably withheld or delayed. If such Executable Software is disapproved, SCEK shall specify in writing the reasons for such disapproval and state what corrections and improvements are necessary.  After making the necessary corrections and improvements, Publisher shall submit a new version of such Executable Software for SCEK’s approval. SCEK shall have the right to disapprove Executable Software if it fails to comply with SCEK’s corrections or improvements or one or more conditions as set forth in Guidelines with no obligation to review all elements of any version of Executable Software.  All final versions of Executable Software shall be submitted in the format prescribed by SCEK and shall include such number of Master Discs as SCEK may require from time to time.  Publisher hereby (i) warrants that all final versions of Executable Software are fully tested; (ii) shall use its best efforts to ensure such Executable Software is fully debugged prior to submission to SCEK; and (iii) warrants that all versions of Executable Software comply or will comply with standards set forth in Guidelines or other documentation provided by SCEK to Publisher.  In addition, prior to manufacture of Executable Software,

Publisher must sign an accountability form stating that (a) Publisher approves the release of such Executable Software for manufacture in its current form and (b) Publisher shall be fully responsible for any problems related to such Executable Software.

5.5    Printed Materials.

5.5.1    Compliance with Guidelines. For each proposed Licensed Product, Publisher shall be responsible, at Publisher’s expense, for creating and developing Printed Materials.  All Printed Materials shall comply with the Guidelines, which may be amended from time to time, provided that Publisher shall, except as otherwise provided herein, only be required to implement amended Guidelines in subsequent orders of Printed Materials and shall not be required to recall or destroy previously manufactured Printed Materials, unless such Printed Materials do not comply with the original requirements in the Guidelines or unless explicitly required to do so in writing by SCEK.

5.5.2    Submission and Approval of Printed Materials. No later than submission of final Executable Software for a proposed Licensed Product, Publisher shall also deliver to SCEK, for review and evaluation, the proposed final Printed Materials and a form of limited warranty for the proposed Licensed Product.  Failure to meet any scheduled release dates for a Licensed Product is solely the risk and responsibility of Publisher, and SCEK assumes no responsibility for Publisher failing to meet such scheduled release dates due to this submission process. The quality of such Printed Materials shall be of the same quality as that associated with other commercially available high quality software products. If any of the Printed Materials are disapproved, SCEK shall specify the reasons for such disapproval and state what corrections are necessary.  SCEK shall have no liability to Publisher for costs incurred or irrevocably committed to by Publisher for production of Printed Materials that are disapproved by SCEK. After making the necessary corrections to any disapproved Printed Materials, Publisher must submit new Printed Materials for approval by SCEK.  SCEK shall not unreasonably withhold or delay its review of Printed Materials.

5.6    Advertising Materials.

5.6.1    Submission and Approval of Advertising Materials. Pre-production samples of all Advertising Materials shall be submitted by Publisher to SCEK, at Publisher’s expense, prior to any actual production, use or distribution of any such items by Publisher or on its behalf. SCEK shall evaluate and approve such Advertising Materials, which approval shall not be unreasonably withheld or delayed, as to the following standards: (i) the content, quality, and style of the overall advertisement; (ii) the quality, style, appearance and usage of any of the Licensed Trademarks; (iii) appropriate references of any required notices; and (iv) compliance with the Guidelines. If any of the Advertising Materials are disapproved, SCEK shall specify the reasons for such disapproval and state what corrections are necessary.  SCEK may require Publisher to immediately withdraw and reprint any Advertising Materials that have been published but have not received the written approval of SCEK.  SCEK shall have no liability to Publisher for costs incurred or irrevocably committed to by Publisher for production of Advertising Materials that are disapproved by SCEK.  For each Licensed Product, Publisher shall be required to deliver to SCEK an accountability form stating that all Advertising Materials for such Licensed Product comply or will comply with the Guidelines for use of the Licensed Trademarks. After making the necessary corrections to any disapproved Advertising Materials, Publisher must submit new proposed Advertising Materials for approval by SCEK.

5.6.2    SCEK Materials. Subject in each instance to the prior written approval of SCEK, Publisher may use advertising materials owned by SCEK pertaining to the System or to the Licensed Trademarks on such Advertising Materials as may, in Publisher’s judgment, promote the sale of Licensed Products.

5.7    Rating Requirements.  If required by SCEK or any governmental entity, Publisher shall submit each Licensed Product to a consumer advisory ratings system designated by SCEK and/or such governmental entity for the purpose of obtaining rating code(s) for each Licensed Product. Any and all costs and expenses incurred in connection with obtaining such rating code(s) shall be borne solely by Publisher. Any required consumer advisory rating code(s) procured hereby shall be displayed on the

Licensed Product and in the associated Printed Materials and Advertising Materials, at Publisher’s cost and expense, in accordance with Guidelines or other documentation provided by SCEK to Publisher.

5.8    Publisher’s Additional Quality Assurance Obligations.  If at any time or times subsequent to the approval of Executable Software and Printed Materials, SCEK identifies any material defects (such materiality to be determined by SCEK in its sole discretion) with respect to the Licensed Product, or in the event that SCEK identifies any improper use of its Licensed Trademarks or SCEK Materials  with respect to the Licensed Product, or any such material defects or improper use are brought to the attention of SCEK, Publisher shall, at no cost to SCEK, promptly correct any such material defects, or improper use of Licensed Trademarks or SCEK Materials, to SCEK’s commercially reasonable satisfaction, which may include, if necessary in SCEK’s judgment, the recall and re-release of such Licensed Product. In the event any Units of Licensed Products create any risk of loss or damage to any property or injury to any person, Publisher shall immediately take effective steps, at Publisher’s sole liability and expense, to recall and/or to remove such defective Units from any affected channels of distribution, provided, however, that if Publisher is not acting as the distributor and/or seller for the Licensed Products, its obligation hereunder shall be to use its best efforts to arrange removal of such Licensed Product from channels of distribution.  Publisher shall provide all end-user support for the Licensed Products and SCEK expressly disclaims any obligation to provide end-user support on Publisher’s Licensed Products.

6.      Manufacture of the Licensed Products.

6.1    Manufacture of Units. Upon approval of Executable Software and associated Printed Materials pursuant to Section 5, SCEK will, in accordance with the terms and conditions set forth in Exhibit A, and at Publisher’s expense manufacture Units.  Publisher shall comply with all Manufacturing Specifications related to the particular terms set forth herein.  SCEK reserves the right to insert or require the Publisher to insert certain Printed Materials relating to the System or Licensed Trademarks into each Unit.

6.2    Manufacturing Facilities. To insure compatibility of the Format Discs with the System, consistent quality of the Licensed Product and incorporation of anti-piracy security systems, Publisher shall purchase ****Units from SCEK during the term of the Agreement.

7.      Marketing and Distribution.

7.1    Marketing Generally.  In accordance with the provisions of this Agreement and at no expense to SCEK, Publisher shall, and shall direct its distributors to, diligently market, sell and distribute the Licensed Products, and shall use commercially reasonable efforts to stimulate demand for such Licensed Products in the Licensed Territory and to supply any resulting demand.  Publisher shall use its reasonable best efforts to protect the Licensed Products from and against illegal reproduction and/or copying by end users or by any other persons or entities.

7.2    Samples.  Publisher shall provide to SCEK, at no additional cost, for SCEK’s internal use, **** copies of each Licensed Product.  Publisher shall pay any manufacturing costs to the Designated Manufacturing Facility in accordance with Exhibit A, but shall not be obligated to pay royalties, in connection with such sample Units.  SCEK shall not directly or indirectly resell any such sample copies of the Licensed Products without Publisher’s prior written consent.  SCEK may give sample copies to its employees, provided that it uses its reasonable efforts to ensure that such copies are not sold into the retail market.  In addition, subject to availability, Publisher shall sell to SCEK additional quantities of Licensed Products at the Wholesale Price for such Licensed Product.  Any changes to SCEK’s policy regarding sample Units shall be set forth in the Guidelines.

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.

7.3    Marketing Programs of SCEK.  From time to time, SCEK may invite Publisher to participate in promotional or advertising opportunities that may feature one or more Licensed Products from one or more Licensed Publishers. Participation shall be voluntary and subject to terms to be determined at the time of the opportunity.  In the event Publisher elects to participate, all materials submitted by Publisher to SCEK shall be submitted subject to Section 10.2 hereunder and delivery of such materials to SCEK shall constitute acceptance by Publisher of the terms of the offer.  Moreover, SCEK may use the Generic Line on all multi-product marketing materials, unless otherwise agreed in writing.

7.4    Demonstration Disc Programs. SCEK may, from time to time, provide opportunities for Publisher to participate in SCEK Demo Disc programs. In addition, SCEK may, from time to time, grant to Publisher the right to create Third Party Demo Discs pursuant to SCEK Established Third Party Demo Disc Programs. The specifications with respect to the approval, creation, manufacture, marketing, distribution and sale of any such demo disc programs shall be set forth in the Guidelines or in other documentation to be provided by SCEK to Publisher. Except as otherwise specifically set forth herein, in the Guidelines or in other documentation, Third Party Demo Discs shall be considered “Licensed Products” and shall be subject in all respects to the terms and conditions of this Agreement pertaining to Licensed Products. In addition, the following procedures shall also apply to SCEK Demo Discs and Third Party Demo Discs:

7.4.1    SCEK Demo Discs.

7.4.1.1    License.  SCEK may, but shall not be obligated to, invite Licensed Publishers to participate in any SCEK Demo Disc program.  Participation by Publisher in an SCEK Demo Disc program shall be optional.  If Publisher elects to participate in an SCEK Demo Disc program and provides Product Information to SCEK in connection thereto, Publisher shall thereby grant to SCEK a royalty-free license during the term of this Agreement in the Licensed Territory to manufacture, use, sell, distribute, market, advertise and otherwise promote Publisher’s Product Information as part of such SCEK Demo Disc program. In addition, Publisher shall grant SCEK the right to feature Publisher and Licensed Product names in SCEK Demo Disc Advertising Materials and to use copies of screen displays generated by the code, representative video samples or other Product Information in such SCEK Demo Disc Advertising Materials. All decisions relating to the selection of first and third party Product Information and all other aspects of SCEK Demo Discs shall be in the sole discretion of SCEK.

7.4.1.2    Submission and Approval of Product Information. Upon receipt of written notice that SCEK has tentatively chosen Publisher’s Product Information for inclusion in an SCEK Demo Disc, Publisher shall deliver to SCEK such requested Product Information by no later than the deadline set forth in such notice. Separate notice will be sent for each SCEK Demo Disc, and Publisher must sign each notice prior to inclusion in such SCEK Demo Disc. Publisher shall include its own Legal Copy on the title screen or elsewhere in the Product Information submitted to SCEK. SCEK shall only provide the Generic Line on the SCEK Demo Disc title screen and packaging. Publisher’s Product Information shall comply with SCEK’s technical specifications provided to Publisher. SCEK reserves the right to review and test the Product Information provided and request revisions prior to inclusion on the SCEK Demo Disc. If SCEK requests changes to the Product Information and Publisher elects to continue to participate in such Demo Disc, Publisher shall make such changes as soon as possible after receipt of written notice of such requested changes from SCEK, but not later than the deadline for receipt of Product Information.  Failure to make such changes and provide the modified Product Information to SCEK by the deadline shall result in the Product Information being removed from the SCEK Demo Disc.  Costs associated with preparation of Product Information supplied to SCEK shall be borne solely by Publisher. Except as otherwise provided in this Section, SCEK shall not edit or modify Product Information provided to SCEK by Publisher without Publisher’s consent, not to be unreasonably withheld. SCEK shall have the right to use subcontractors to assist in the development of any SCEK Demo Disc. With respect to Product Information provided by Publisher in demo form, the demo delivered to SCEK shall not constitute the complete Licensed Product and shall be, at a minimum, an amount sufficient to demonstrate the Licensed Product’s core features and value, without providing too much information so as to give consumers a disincentive to purchase the complete Licensed Product.

7.4.1.3  No Obligation to Publish. Acceptance of Product Information for test and review shall not be deemed confirmation that SCEK shall include the Product Information on an SCEK Demo Disc, nor shall it constitute approval of any other element of the Licensed Product. SCEK reserves the right to choose from products submitted from other Licensed Publishers and first party products to determine the products to be included in SCEK Demo Discs, and Publisher’s Licensed Products will not be guaranteed prominence or preferential treatment on any SCEK Demo Disc. Nothing herein shall be construed as creating an obligation of SCEK to publish Product Information submitted by Publisher in any SCEK Demo Disc, nor shall SCEK be obligated to publish, advertise or promote any SCEK Demo Disc.

7.4.1.4  SCEK Demo Discs Sold at Retail.  Publisher is aware and acknowledges that certain SCEK Demo Discs may be distributed and sold by SCEK in the retail market. If Publisher elects to participate in any SCEK Demo Disc program which is sold in the retail market, as notified by SCEK to Publisher, Publisher acknowledges prior to participation in any such SCEK Demo Disc that it is aware of no limitations regarding Product Information provided to SCEK pursuant to the terms of this Agreement which would in any way restrict SCEK’s ability to distribute or sell such SCEK Demo Disc at retail, nor does Publisher or its licensors (other than SCEK and/or its affiliates) have any anticipation of receiving any compensation from such retail sales.  In the event that SCEK institutes a SCEK Demo Disc in which a fee and/or royalty is charged to Publisher, SCEK and Publisher will enter into a separate agreement regarding such SCEK Demo Disc.

7.4.2    Third Party Demo Discs.

7.4.2.1  License.  Publisher may participate in any SCEK Established Third Party Demo Disc Program. Publisher shall notify SCEK of its intention to participate in any such program, and upon receipt of such notice, SCEK shall grant to Publisher the right and license to use Licensed Products in Third Party Demo Discs and to use, distribute, market, advertise and otherwise promote (and, if permitted in accordance with the terms of any SCEK Established Third Party Program or otherwise permitted by SCEK, to sell) such Third Party Demo Discs in accordance with the Guidelines, which may be modified from time to time at the sole discretion of  SCEK. Unless separately agreed in writing with SCEK, Third Party Demo Discs shall not be used, distributed, promoted, bundled or sold in conjunction with other products. In addition, SCEK hereby consents to the use of the Licensed Trademarks in connection with Third Party Demo Discs, subject to the approval procedures set forth in this Agreement. If any SCEK Established Third Party Demo Disc Program is specified by SCEK to be for promotional use only and not for resale, and such Third Party Demo Disc is subsequently discovered to be for sale, Publisher’s right to produce Third Party Demo Discs shall thereupon be automatically revoked, and SCEK shall have the right to terminate any related Third Party Demo Discs in accordance with the terms of Section 14.3 or 14.4 hereto.

7.4.2.2 Submission and Approval of Third Party Demo Discs. Publisher shall deliver to SCEK, for SCEK’s prior approval, a final version of each Third Party Demo Disc in a format prescribed by SCEK. Such Third Party Demo Disc shall comply with all requirements provided to Publisher by SCEK in the Guidelines or otherwise. In addition, SCEK shall evaluate the Third Party Demo Disc in accordance with the approval provisions for Executable Software and Printed Materials set forth in Sections 5.4 and 5.5, respectively.  Furthermore, Publisher shall obtain the approval of SCEK in connection with any Advertising Materials relating to the Third Party Demo Discs in accordance with the approval provisions set forth in Section 5.6. Costs associated with Third Party Demo Discs shall be borne solely by Publisher. No approval by SCEK of any element of any Third Party Demo Disc shall be deemed an approval of any other element thereto, nor does any such approval constitute final approval for the related Licensed Product. Unless otherwise permitted by SCEK, Publisher shall clearly and conspicuously state on all Third Party Demo Disc Packaging and Printed Materials that the Third Party Demo Disc is for promotional purposes only and not for resale.

7.4.2.3  Manufacture and Royalty of Third Party Demo Discs. Publisher shall comply with all Manufacturing Specifications with respect to the manufacture and payment for manufacturing costs of Third Party Demo Discs, and Publisher shall also comply with all terms and conditions of Section 6 hereto. No costs incurred in the development, manufacture, licensing, production, marketing and/or distribution

(and if permitted by SCEK, sale) of the Third Party Demo Disc shall be deducted from any amounts payable to SCEK hereunder. Royalties on Third Party Demo Discs shall be as provided in Exhibit B.

7.5      Contests and Sweepstakes of Publisher.  SCEK acknowledges that, from time to time, Publisher may conduct contests and sweepstakes to promote Licensed Products.  SCEK shall permit Publisher to include contest or sweepstakes materials in Printed Materials and Advertising Materials, subject to compliance with the approval provisions of Section 5.5 and 5.6 hereunder, compliance with the provisions of Section 9.2 and 10.2 hereunder, and subject to the following additional terms and conditions:

(i) Publisher represents that it has retained the services of a fulfillment house to administer the contest or sweepstakes and if it has not retained the services of a fulfillment house, Publisher represents and warrants that it has the expertise to conduct such contests or sweepstakes, and in any event, Publisher shall assume full responsibility for all aspects of such contest or sweepstakes;

(ii) Publisher warrants that each contest, sweepstakes, and promotion, comply with local laws or regulations;

(iii) Publisher represents and warrants that it has obtained the consent of all holders of intellectual property rights required to be obtained in connection with each contest or sweepstakes including, but not limited to, the consent of any holder of copyrights or trademarks relating to any Advertising Materials publicizing the contest or sweepstakes, or the prizes being awarded to winners of the contest or sweepstakes; and

(iv) Publisher shall make available to SCEK all contest and sweepstakes material prior to publication in accordance with the approval process set forth in Section 5.5 or 5.6.

Approval by SCEK of contest or sweepstakes materials for use in the Printed Materials or Advertising Materials (or any use of the System or Licensed Products as prizes in such contest or sweepstakes) shall not constitute an endorsement by SCEK of such contest or sweepstakes, nor shall such acceptance be construed as SCEK having reviewed and approved such materials for compliance with any local law, statute, regulations, order or the like, which shall be Publisher’s sole responsibility.

7.6      PlayStation Website. All Licensed Publishers shall be required to provide Product Information for a web page for each of its Licensed Products for display on the PlayStation promotional website, or other website or websites as may be operated by SCEK from time to time in connection with the promotion of the PlayStation brand.  Specifications for Product Information for such web pages shall be as provided in the Guidelines.  Publisher shall provide SCEK with such Product Information for each Licensed Product upon submission of Printed Materials to SCEK for approval in accordance with Section 5.5.2 hereto.  Publisher shall also provide updates to such web page in a timely manner as required by SCEK in updates to Guidelines.

7.7                 Distribution.

7.7.1    Distribution Channels. Publisher may use such distribution channels as Publisher deems appropriate, including the use of third party distributors, resellers, dealers and sales representatives. In the event that Publisher elects to have one of its Licensed Products distributed and sold by another Licensed Publisher, Publisher must provide SCEK with advance written notice of such election, the name of the Licensed Publisher and any additional information requested by SCEK regarding the nature of the distribution services provided by such Licensed Publisher prior to manufacture of such Licensed Product.

7.7.2    Limitations on Distribution. Notwithstanding any other provisions in this Agreement, Publisher shall not, directly or indirectly, solicit orders from or sell any Units of the Licensed Products to any person or entity outside of the Licensed Territory. In addition, Publisher shall not directly or indirectly solicit orders for or sell any Units of the Licensed Products in any situation where Publisher knows or reasonably should know that such Licensed Products may be exported or resold outside of the Licensed

Territory.

7.8      Report.  Upon SCEK’s request, Publisher shall report per title quantity of shipment and a name of a receiving party of the Licensed Products, to SCEK.

8.      Royalties.

Publisher shall pay SCEK a per title royalty for each Unit of the Licensed Products manufactured, in accordance with the terms and conditions set forth in Exhibit B.

9.      Representations and Warranties.

9.1    Representations and Warranties of SCEK.  SCEK represents and warrants solely for the benefit of Publisher that SCEK has the right, power and authority to enter into this Agreement and to fully perform its obligations hereunder.

9.2    Representations and Warranties of Publisher.  Publisher represents and warrants that:

(i)      There is no threatened or pending action, suit, claim or proceeding alleging that the use by Publisher of all or any part of the Product Software, Product Proposals, Product Information, Printed Materials, Advertising Materials or any underlying work or content embodied therein, or any name, designation or trademark used in conjunction with the Licensed Products infringes or otherwise violates any Intellectual Property Right or other right or interest of any kind whatsoever of any third party, or otherwise contesting any right, title or interest of Publisher in or to the Product Software, Product Proposals, Product Information, Printed Materials, Advertising Materials or any underlying work or content embodied therein, or any name, designation or trademark used in conjunction with the Licensed Products;

(ii)     The Product Software, Product Proposals, Product Information, Printed Materials and Advertising Materials and their contemplated use under this Agreement do not and shall not infringe any person’s or entity’s rights including without limitation, patents, copyrights (including rights in a joint work), trademarks, trade dress, trade secret, rights of publicity, privacy, performance, moral rights, literary rights and any other third party right;

(iii)    Publisher has the right, power and authority to enter into this Agreement, to grant SCEK the rights granted hereunder and to fully perform its obligations hereunder;

(iv)    The making of this Agreement by Publisher does not violate any separate agreement, rights or obligations existing between Publisher and any other person or entity, and, throughout the term of this Agreement, Publisher shall not make any separate agreement with any person or entity that is inconsistent with any of the provisions of this Agreement;

(v)     Publisher has not sold, assigned, leased, licensed or in any other way disposed of or encumbered the rights granted to Publisher hereunder, and Publisher will not sell, assign, lease, license or in any other way dispose of or encumber any of such rights except as expressly permitted hereunder or as consented to by SCEK in writing;

(vi)    Publisher has obtained the consent of all holders of intellectual property rights required to be obtained in connection with use of any Product Information by SCEK as licensed hereunder, and Product Information when provided to SCEK in accordance with the terms of this Agreement may be published, marketed, distributed and sold by SCEK in accordance with the terms and conditions of this Agreement and without SCEK incurring any royalty, residual, union, guild or other fees;

(vii)   Publisher shall not make any representation or give any warranty to any person or entity expressly or implicitly on SCEK’s behalf, or to the effect that the Licensed Products are connected in any way with SCEK (other than that the Executable Software and/or Licensed Products have been developed, marketed, sold and/or distributed under license from SCEK);

(viii)  In the event that Executable Software is delivered to other Licensed Publishers or Licensed Developers by Publisher in source code form, Publisher will take all precautions consistent with the protection of valuable trade secrets by companies in high technology industries to ensure the confidentiality of such source code;

(ix)    The Executable Software and any Product Information delivered to SCEK shall be in a commercially acceptable form, free of significant bugs, defects, time bombs or viruses which could disrupt, delay, destroy the Executable Software or System or render either of them less than fully useful, and shall be fully compatible with the System and any peripherals listed on the Printed Materials as compatible with the Licensed Product;

(x)     Each of the Licensed Products, Executable Software, Printed Materials and Advertising Materials shall be developed, marketed, sold and distributed by or at the direction of Publisher in an ethical manner and in full compliance with all applicable provincial, local and foreign laws and any regulations and standards promulgated thereunder and will not contain any obscene or defamatory matter;

 (xi)   Publisher’s policies and practices with respect to the development, marketing, sale, and/or distribution of the Licensed Products shall in no manner reflect adversely upon the name, reputation or goodwill of SCEK;

(xii)   Publisher has, or will contract with a Licensed Developer for, the technical expertise and resources necessary to fulfill its obligations under this Agreement; and

(xiii)  Publisher shall make no false, misleading or inconsistent representations or claims with respect to any Licensed Products, the System or SCEK.

10.    Indemnities; Limited Liability.

10.1  Indemnification by SCEK.  SCEK shall indemnify and hold Publisher harmless from and against any and all third party claims, losses, liabilities, damages, expenses and costs, including, without limitation, reasonable fees for attorneys, expert witnessesand litigation costs, and including costs incurred in the settlement or avoidance of any such claim which result from or are in connection with a breach of any of the representations or warranties provided by SCEK herein; provided, however, that Publisher shall give prompt written notice to SCEK of the assertion of any such claim, and provided, further, that SCEK shall have the right to select counsel and control the defense and settlement thereof. SCEK shall have the exclusive right, at its discretion, to commence and prosecute at its own expense any lawsuit or to take such other action with respect to such matters as shall be deemed appropriate by SCEK.  Publisher shall provide SCEK, at no expense to Publisher, reasonable assistance and cooperation concerning any such matter; and Publisher shall not agree to the settlement of any such claim, action or proceeding without SCEK’s prior written consent.

10.2  Indemnification By Publisher.  Publisher shall indemnify and hold SCEK harmless from and against any and all claims, losses, liabilities, damages, expenses and costs, including, without limitation, reasonable fees for attorneys, expert witnesses and litigation costs, and including costs incurred in the settlement or avoidance of any such claim, which result from or are in connection with (i) a breach of any of the provisions of this Agreement; or (ii) infringement of a third party’s intellectual property rights by

Publisher; or (iii) any claims of or in connection with any personal or bodily injury (including death) or property damage, by whomever such claim is made, arising out of, in whole or in part, the development, marketing, sale, distribution and/or use of any of the Licensed Products (or portions thereof) unless due directly to the breach of SCEK in performing any of the specific duties and/or providing any of the specific services required of it hereunder; or (iv) any foreign civil or criminal actions relating to the development, marketing, sale and/or distribution of Licensed Products.  SCEK shall give prompt written notice to Publisher of the assertion of any such indemnified claim, and, with respect to third party claims, actions or proceedings against SCEK, SCEK shall have the right to select counsel for SCEK and reasonably control the defense and/or settlement thereof. Subject to the above, Publisher shall have the right, at its discretion, to select its own counsel, to commence and prosecute at its own expense any lawsuit, to reasonably control the defense and/or settlement thereof or to take such other action with respect to claims, actions or proceedings by or against Publisher.  SCEK shall retain the right to approve any settlement.  SCEK shall provide Publisher, at no expense to SCEK, reasonable assistance and cooperation concerning any such matter; and SCEK shall not agree to the settlement of any such claim, action or proceeding (other than third party claims, actions or proceedings against SCEK) without Publisher’s prior written consent.

10.3  LIMITATION OF LIABILITY.

10.3.1        LIMITATION OF SCEK’S LIABILITY.  IN NO EVENT SHALL SCEK OR OTHER SONY AFFILIATES AND THEIR SUPPLIERS, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS BE LIABLE FOR LOSS OF PROFITS, OR ANY SPECIAL, PUNITIVE, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING WITHOUT LIMITATION THE BREACH OF THIS AGREEMENT BY SCEK, THE MANUFACTURE OF THE LICENSED PRODUCTS AND THE USE OF THE LICENSED PRODUCTS, EXECUTABLE SOFTWARE AND/OR THE SYSTEM BY PUBLISHER OR ANY END-USER, WHETHER UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), INDEMNITY, PRODUCT LIABILITY OR OTHERWISE. IN NO EVENT SHALL SCEK’S LIABILITY ARISING UNDER, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ANY LIABILITY FOR DIRECT OR INDIRECT DAMAGES, AND INCLUDING WITHOUT LIMITATION ANY LIABILITY UNDER SECTION 10.1 HERETO, EXCEED THE TOTAL AMOUNT PAID BY PUBLISHER TO SCEK UNDER THIS AGREEMENT.  EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER SCEK NOR ANY SONY AFFILIATE, NOR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS, SHALL BEAR ANY RISK, OR HAVE ANY RESPONSIBILITY OR LIABILITY, OF ANY KIND TO PUBLISHER OR TO ANY THIRD PARTIES WITH RESPECT TO THE QUALITY, OPERATION AND/OR PERFORMANCE OF ANY PORTION OF THE SCEK MATERIALS, THE SYSTEM OR ANY LICENSED PRODUCT.

10.3.2  LIMITATION OF PUBLISHER’S LIABILITY.  IN NO EVENT SHALL PUBLISHER OR ITS AFFILIATED COMPANIES AND THEIR SUPPLIERS, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS BE LIABLE TO SCEK FOR ANY LOSS OF PROFITS, OR ANY SPECIAL, PUNITIVE, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING OUT OF, RELATED TO OR IN CONNECTION WITH (i) THIS AGREEMENT OR (ii) THE USE OR DISTRIBUTION IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT OF ANY CODE PROVIDED BY SCEK, IN WHOLE OR IN PART, WHETHER UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), INDEMNITY, PRODUCT LIABILITY OR OTHERWISE, PROVIDED THAT SUCH LIMITATIONS SHALL NOT APPLY TO DAMAGES RESULTING FROM PUBLISHER’S BREACH OF SECTIONS 4, 10.2, 11 OR 13 OF THIS AGREEMENT, AND PROVIDED FURTHER THAT SUCH LIMITATIONS SHALL NOT APPLY TO AMOUNTS WHICH PUBLISHER MAY BE REQUIRED TO PAY TO THIRD PARTIES UNDER SECTIONS 10.2 OR 16.10.

10.4  DISCLAIMER OF WARRANTY.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, NEITHER SCEK NOR ITS AFFILIATES AND SUPPLIERS MAKE, NOR DOES PUBLISHER RECEIVE, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, REGARDING THE SCEK MATERIALS, SCEK’S CONFIDENTIAL INFORMATION, THE SYSTEM, THE UNITS OF THE LICENSED PRODUCTS MANUFACTURED HEREUNDER AND/OR PUBLISHER’S

PRODUCT INFORMATION INCLUDED ON SCEK DEMO DISCS.  SCEK SHALL NOT BE LIABLE FOR ANY INJURY, LOSS OR DAMAGE, DIRECT, INDIRECT OR CONSEQUENTIAL, ARISING OUT OF THE USE OR INABILITY TO USE ANY UNITS AND/OR ANY SOFTWARE ERRORS AND/OR “BUGS” IN PUBLISHER’S PRODUCT INFORMATION WHICH MAY BE REPRODUCED ON SCEK DEMO DISCS.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SCEK AND ITS AFFILIATES AND SUPPLIERS EXPRESSLY DISCLAIM THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND THEIR EQUIVALENTS UNDER THE LAWS OF ANY JURISDICTION, REGARDING THE SCEK MATERIALS, SCEK’S CONFIDENTIAL INFORMATION, LICENSED PRODUCTS, SCEK DEMO DISCS AND THE SYSTEM. 11. SCEK Intellectual Property Rights.

11.    SCEK Intellectual Property Rights.

11.1   Licensed Trademarks.  The Licensed Trademarks and the goodwill associated therewith are and shall be the exclusive property of SCEK or Affiliates of SCEK. Nothing herein shall give Publisher any right, title or interest in or to any of the Licensed Trademarks or any other trademarks of SCEK, other than the non-exclusive license provided herein.  Publisher shall not do or cause to be done any act or thing in any way impairing or tending to impair or dilute any of SCEK’s rights, title or interests in or to any of the Licensed Trademarks or any other trademarks of SCEK, nor shall Publisher register any trademark in its own name or in the name of any other person or entity, or obtain rights to employ Internet domain names or addresses, which are similar to or are likely to be confused with any of the Licensed Trademarks or any other trademarks of SCEK.

11.2   License of SCEK Materials and System.  All rights with respect to the SCEK Materials and System, including, without limitation, all of SCEK Intellectual Property Rights therein, are and shall be the exclusive property of SCEK or Affiliates of SCEK. Nothing herein shall give Publisher any right, title or interest in or to the SCEK Materials or the System (or any portion thereof), other than the non-exclusive license provided herein.  Publisher shall not do or cause to be done any act or thing in any way impairing or tending to impair any of SCEK’s rights, title or interests in or to the SCEK Materials or the System (or any portion thereof).

12.    Infringement of SCEK Intellectual Property Rights By Third Parties.

In the event that Publisher discovers or otherwise becomes aware that any of the SCEK Intellectual Property Rights have been or are being infringed upon by any third party, then Publisher shall promptly notify SCEK. SCEK shall have the sole right, in its discretion, to institute and prosecute lawsuits against third parties for such infringement of SCEK Intellectual Property Rights.  Any lawsuit shall be prosecuted solely at the cost and expense of SCEK and all sums recovered in any such lawsuits, whether by judgment, settlement or otherwise shall belong solely to SCEK.  Upon request of SCEK, Publisher shall execute all papers, testify on all matters and otherwise cooperate in every way necessary and desirable for the prosecution of any such lawsuit.  SCEK shall reimburse Publisher for the reasonable expenses incurred as a result of such cooperation, but unless authorized by other provisions of this Agreement, not costs and expenses attributable to the conduct of a cross-claim or third party action.

13.    Confidentiality.

13.1                   SCEK’s Confidential Information.

13.1.1         Definition of SCEK’s Confidential Information. “SCEK’s Confidential Information” shall mean:

(i) the System, SCEK Materials and Development Tools;

(ii) other documents and materials developed, owned, licensed or under the control of SCEK, including all processes, data, hardware, software, inventions, trade secrets, ideas, creations, improvements, designs, discoveries, developments, research and know-how, including without limitation, Guidelines and SCEK Intellectual Property Rights relating to the System, SCEK Materials or Development Tools; and

(iii) information and documents regarding SCEK’s finances, business, marketing and technical plans, business methods and production plans.

SCEK’s Confidential Information may consist of information in any medium, whether oral, printed, in machine-readable form or otherwise, including information apprised to Publisher and reduced to tangible or written form at any time during the term of this Agreement.  In addition, the existence of a relationship between Publisher and SCEK for the purposes set forth herein shall be deemed to be SCEK’s Confidential Information unless otherwise agreed to in writing by the parties or until publicly announced by SCEK.

13.1.2        Term of Protection of SCEK’s Confidential Information.  The term for the protection of SCEK’s Confidential Information shall commence on the Effective Date first above written and shall continue in full force and effect as long as any of SCEK’s Confidential Information continues to be maintained as confidential and proprietary by SCEK and/or Sony. During such term, Publisher shall, pursuant to Section 13.1.3 below, safeguard and hold in trust and confidence and not disclose or use (except for the purposes herein specified) any and all of SCEK’s Confidential Information.

13.1.3        Preservation of SCEK’s Confidential Information.  Publisher shall, with respect to SCEK’s Confidential Information:

(i)      not disclose SCEK’s Confidential Information to any person or entity, other than those employees or directors of the Publisher whose duties justify a “need-to-know” and who have executed a confidentiality agreement in which such employees or directors have agreed not to disclose and to hold confidential all confidential information and materials (inclusive of those of third parties) which may be disclosed to them or to which they may have access during the course of their duties.  At SCEK’s request, Publisher shall provide SCEK with a copy of such confidentiality agreement between Publisher and its employees or directors, and shall also provide SCEK with a list of employee and director signatories. Publisher shall not disclose any of SCEK’s Confidential Information to third parties, including without limitation to consultants or agents. Any employees or directors who obtain access to SCEK’s Confidential Information shall be advised by Publisher of the confidential nature of SCEK’s Confidential Information, and Publisher shall be responsible for any breach of this Agreement by its employees or directors.

(ii)     take all measures necessary to safeguard SCEK’s Confidential Information in order to avoid disclosure, publication, or dissemination, using as high a degree of care and scrutiny, but at least reasonable care, as is consistent with the protection of valuable trade secrets by companies in high technology industries.

(iii)    ensure that all written materials relating to or containing SCEK’s Confidential Information be maintained in a restricted access area and plainly marked to indicate the secret and confidential nature thereof.

(iv)    at SCEK’s request, return promptly to SCEK any and all portions of SCEK’s Confidential Information, together with all copies thereof.

(v)     not use, modify, reproduce, sublicense, copy, distribute, create derivative works from, or otherwise provide to third parties, SCEK’s Confidential Information, or any portion thereof, except as provided herein, nor shall Publisher remove any proprietary legend set forth on or contained within any of SCEK’s Confidential Information.

13.1.4        Exceptions. The foregoing restrictions shall not apply to any portion of SCEK’s Confidential Information which:

(i)      was previously known to Publisher without restriction on disclosure or use, as proven by written documentation of Publisher; or

(ii)     is or legitimately becomes part of the public domain through no fault of Publisher or its employees; or

(iii)    is independently developed by Publisher’s employees who have not had access to SCEK’s Confidential Information, as proven by written documentation of Publisher; or

(iv)    is required to be disclosed by administrative or judicial action; provided that Publisher must attempt to maintain the confidentiality of SCEK’s Confidential Information by asserting in such action the restrictions set forth in this Agreement, and, immediately after receiving notice of such action or any notice of any threatened action, Publisher must notify SCEK to give SCEK the maximum opportunity to seek any other legal remedies to maintain such SCEK’s Confidential Information in confidence as herein provided; or

(v)     is approved for release by written authorization of SCEK.

13.1.5        No Obligation to License.  Disclosure of SCEK’s Confidential Information to Publisher shall not constitute any option, grant or license from SCEK to Publisher under any patent or other SCEK Intellectual Property Rights now or hereinafter held by SCEK. The disclosure by SCEK to Publisher of SCEK’s Confidential Information hereunder shall not result in any obligation on the part of SCEK to approve any materials of Publisher hereunder or otherwise, nor shall such disclosure by SCEK give Publisher any right to, directly or indirectly, develop, manufacture or sell any product derived from or which uses any of SCEK’s Confidential Information, other than as expressly set forth in this Agreement.

13.1.6        Publisher’s Obligations Upon Unauthorized Disclosure.  If at any time Publisher becomes aware of any unauthorized duplication, access, use, possession or knowledge of any SCEK’s Confidential Information, it shall notify SCEK as soon as reasonably practicable, and shall promptly act to recover any such information and prevent further breach of the confidentiality obligations herein. Publisher shall provide any and all reasonable assistance to SCEK to protect SCEK’s proprietary rights in any of SCEK’s Confidential Information that it or its employees or permitted subcontractors may have directly or indirectly disclosed or made available, and that may be duplicated, accessed, used, possessed or known in a manner or for a purpose not expressly authorized by this Agreement, including but not limited to enforcement of confidentiality agreements, commencement and prosecution in good faith (alone or with the disclosing party) of legal action, and reimbursement for all reasonable attorneys’ fees, costs and expenses incurred by SCEK to protect its proprietary rights in SCEK’s Confidential Information. Publisher shall take all steps requested by SCEK to prevent the recurrence of any unauthorized duplication, access, use, possession or knowledge of SCEK’s Confidential Information. In addition, SCEK shall have the right to pursue any actions at law or in equity, including without limitation the remedies set forth in Section 16.10 hereto.

13.2         Publisher’s Confidential Information.

13.2.1        Definition of Publisher’s Confidential Information.  “Publisher’s Confidential Information” shall mean:

(i) any Product Software as provided to SCEK pursuant to this Agreement and all documentation and information relating thereto, including Product Proposals, Printed Materials and Advertising Materials (other than documentation and information intended for use by and release to end users, the general public or the trade);

(ii) other documents and materials developed, owned, licensed or under the control of Publisher, including all processes, data, hardware, software, inventions, trade secrets, ideas, creations, improvements, designs, discoveries, developments, research and know-how; and

(iii) information and documents regarding Publisher’s finances, business, marketing and technical plans, business methods and production plans.

Publisher’s Confidential Information may consist of information in any medium, whether oral, printed, in machine-readable form or otherwise, including information apprised to SCEK and reduced to tangible or written form at any time during the term of this Agreement.

13.2.2        Term of Protection of Publisher’s Confidential Information.  The term for the protection of Publisher’s Confidential Information shall commence on the Effective Date first above written and shall continue in full force and effect as long as any of Publisher’s Confidential Information continues to be maintained as confidential and proprietary by Publisher.

13.2.3        Preservation of Confidential Information of Publisher. SCEK shall, with respect to Publisher’s Confidential Information:

(i) hold all Publisher’s Confidential Information in confidence, and shall take all reasonable steps to preserve the confidentiality of Publisher’s Confidential Information, and to prevent it from falling into the public domain or into the possession of persons other than those persons to whom disclosure is authorized hereunder.

(ii) not disclose Publisher’s Confidential Information to any person other than an SCEK employee or subcontractor who needs to know or have access to such Confidential Information for the purposes of this Agreement, and only to the extent necessary for such purposes.

(iii) ensure that all written materials relating to or containing Publisher’s Confidential Information be maintained in a secure area and plainly marked to indicate the secret and confidential nature thereof.

(iv) at Publisher’s request, return promptly to Publisher any and all portions of Publisher’s Confidential Information, together with all copies thereof.

(v) not use Publisher’s Confidential Information, or any portion thereof, except as provided herein, nor shall SCEK remove any proprietary legend set forth on or contained within any of Publisher’s Confidential Information.

Notwithstanding the foregoing, SCEK may disclose the Publisher’s Confidential Information to its parent, subsidiaries or the parent’s subsidiaries whose duties justify a “need-to-know”, provided that SCEK has caused such entities to be bound by the obligations of this Agreement to the same extent as it is bound hereby.

13.2.4        Exceptions.  The foregoing restrictions will not apply to any portion of Publisher’s Confidential Information which:

(i)    was previously known to SCEK without restriction on disclosure or use, as proven by written documentation of SCEK; or

(ii)   is or legitimately becomes part of information in the public domain through no fault of SCEK, its employees or its subcontractors; or

(iii)  is independently developed by SCEK’s employees or affiliates who have not had access to Publisher’s Confidential Information, as proven by written documentation of SCEK; or

(iv) is required to be disclosed by administrative or judicial action; provided that SCEK attempted to maintain the confidentiality of Publisher’s Confidential Information by asserting in such action the restrictions set forth in this Agreement, and immediately after receiving notice of such action, notified Publisher of such action to give Publisher the opportunity to seek any other legal remedies to maintain such Publisher’s Confidential Information in confidence as herein provided; or

(vi) is approved for release by written authorization of Publisher.

13.2.5        SCEK’s Obligations Upon Unauthorized Disclosure.  If at any time SCEK becomes aware of any unauthorized duplication, access, use, possession or knowledge of any of Publisher’s Confidential Information, it shall notify Publisher as soon as is reasonably practicable.  SCEK shall provide any and all reasonable assistance to Publisher to protect Publisher’s proprietary rights in any of Publisher’s Confidential Information that it or its employees or permitted subcontractors may have directly or indirectly disclosed or made available and that may be duplicated, accessed, used, possessed or known in a manner or for a purpose not expressly authorized by this Agreement including but not limited to enforcement of confidentiality agreements, commencement and prosecution in good faith (alone or with the disclosing party) of legal action, and reimbursement for all reasonable attorneys’ fees, costs and expenses incurred by Publisher to protect its proprietary rights in Publisher’s Confidential Information. SCEK shall take all reasonable steps requested by Publisher to prevent the recurrence of any unauthorized duplication, access, use, possession or knowledge of Publisher’s Confidential Information.

13.3  Confidentiality of Agreement.  The terms and conditions of this Agreement shall be treated as SCEK’s Confidential Information and Publisher’s Confidential Information; provided that each party may disclose the terms and conditions of this Agreement:

(i)      to legal counsel;

(ii)     in confidence, to accountants, banks and financing sources and their advisors;

(iii)    in confidence, in connection with the enforcement of this Agreement or rights arising under or relating to this Agreement; and

(iv)   if required, in the opinion of counsel, to file publicly or otherwise disclose the terms of this Agreement under applicable laws, the disclosing party shall be required to promptly notify the other party such that the other party has a reasonable opportunity to contest or limit the scope of such required disclosure, and the disclosing party shall request, and shall use its best efforts to obtain, confidential treatment for such sections of this Agreement as the other party may designate.

14.    Term and Termination.

14.1  Effective Date; Term.  This Agreement shall not be binding on the parties until it has been signed by each party, in which event it shall be effective from the Effective Date until March 31, 2004, unless earlier terminated pursuant to Section 14.2. The term shall be automatically extended for additional one-year terms thereafter, unless either party provides the other with written notice of its election not to so extend on or before January 31 of the applicable year. Notwithstanding the foregoing the term for the protection of SCEK’s Confidential Information and Publisher’s Confidential Information shall be as set forth in Sections 13.1.2 and 13.2.2 respectively.

14.2  Termination by SCEK.  SCEK shall have the right to terminate this Agreement immediately, by providing written notice of such election to Publisher, upon the occurrence of any of the following:

(i)      If Publisher breaches (A) any of its obligations hereunder; or (B) any other agreement entered into between SCEK or Affiliates of SCEK and Publisher.

(ii)    Publisher’s filing of an application for, or consenting to, or directing the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of all or substantially all of Publisher’s property, whether tangible or intangible, wherever located.

(iii) The making by Publisher of a general assignment for the benefit of creditors.

(iv) The commencing by Publisher or Publisher’s intention to commence a voluntary case under any applicable bankruptcy laws (as now or hereafter may be in effect).

(v) The adjudication that Publisher is a bankrupt or insolvent.

(vi) The filing by Publisher or the intent to file by Publisher of a petition seeking to take advantage of any other law providing for the relief of debtors.

(vii) Publisher’s acquiescence in, intention to acquiesce to, or failure to have dismissed within ninety (90) days, any petition filed against it in any involuntary case under any such bankruptcy law.

(viii) The liquidation or dissolution of Publisher or a statement of intent by Publisher to no longer exercise any of the rights granted by SCEK to Publisher hereunder.

(ix)    If during the term of this Agreement, a controlling interest in Publisher or in an entity which directly or indirectly has a controlling interest in Publisher is transferred to a party that (A) is in breach of any agreement with SCEK or an Affiliate of SCEK; (B) directly or indirectly holds or acquires a controlling interest in a third party which develops any interactive device or product which is directly or indirectly competitive with the System; or (C) is in litigation with SCEK or Affiliates of SCEK concerning any proprietary technology, trade secrets or other SCEK Intellectual Property Rights or SCEK’s Confidential Information.  As used in this Section 14.2, “controlling interest” means, with respect to any form of entity, sufficient power to control the decisions of such entity.

Publisher shall immediately notify SCEK in writing in the event that any of the events or circumstances specified in this Section occur.

14.3  Product-by-Product Termination by SCEK.  In addition to the events of termination described in Section 14.2, above, SCEK, at its option, shall be entitled to terminate, on a product-by-product basis, the licenses and related rights herein granted to Publisher in the event that (a) Publisher fails to notify SCEK promptly in writing of any material change to any materials previously approved by SCEK in accordance with Section 5 hereto, and such breach is not corrected or cured within thirty (30) days after receipt of written notice of such breach; (b) Publisher uses a third party that fails to comply with the requirements of Section 3 in connection with the development of any Licensed Product; (c) any third party with whom Publisher has contracted for the development of Executable Software breaches any of its material obligations to SCEK pursuant to such third party’s agreement with SCEK with respect to such Licensed Product; or (d) Publisher cancels a Licensed Product or fails to provide SCEK in accordance with the provisions of Section 5 above, with the final version of the Executable Software for any Licensed Product within three (3) months of the scheduled release date according to the Product Proposal (unless a modified final delivery date has been agreed to by the parties), or fails to provide work in progress to SCEK in strict accordance with the Review Process in Section 5.3.

14.4  Options of SCEK in Lieu of Termination.  As alternatives to terminating this Agreement or a particular Licensed Product as set forth in Sections 14.2 and 14.3 above, SCEK may, at its option and upon written notice to Publisher, take the following actions in lieu of terminating this Agreement. In the event that SCEK elects either of these options, Publisher may terminate this Agreement upon written notice to SCEK rather than allowing SCEK to exercise these options.  Election of these options by SCEK shall not constitute a waiver of or compromise with respect to any of SCEK’s rights under this Agreement and SCEK may elect to terminate this Agreement with respect to any breach.

14.4.1  Suspension of Agreement.  SCEK may suspend this Agreement, entirely or with respect to a particular Licensed Product or program, for a set period of time which shall be specified in writing to Publisher upon the occurrence of any breach of this Agreement.

14.5  No Refunds.  In the event of the termination of this Agreement in accordance with any of the provisions of Sections 14.2 through 14.3 above, no portion of any payments of any kind whatsoever previously provided to SCEK hereunder shall be owed or be repayable to Publisher.

15.    Effect of Expiration or Termination.

15.1  Inventory Statement.  Within thirty (30) days of the date of expiration or the effective date of termination with respect to any or all Licensed Products or this Agreement, Publisher shall provide SCEK with an itemized statement, certified to be accurate by an officer of Publisher, specifying the number of unsold Units of the Licensed Products as to which such termination applies, on a title-by-title basis, which remain in its inventory and/or under its control at the time of expiration or the effective date of termination. SCEK shall be entitled to conduct at its expense a physical inspection of Publisher’s inventory and work in process upon reasonable written notice during normal business hours in order to ascertain or verify such inventory and inventory statement.

15.2  Reversion of Rights.  Upon expiration or termination and subject to Section 15.3 below, the licenses and related rights herein granted to Publisher shall immediately revert to SCEK, and Publisher shall cease from any further use of SCEK’s Confidential Information, Licensed Trademarks and SCEK Materials and any SCEK Intellectual Property Rights therein, and, subject to the provisions of Section 15.3 below, Publisher shall have no further right to continue the development, publication, manufacture, marketing, sale or distribution of any Units of the Licensed Products, or to continue to use any Licensed Trademarks; provided, however, that for a period of one year after termination, and subject to all the terms of Section 13, and provided this Agreement is not terminated due to a breach or default of Publisher, Publisher may retain such portions of SCEK Materials and SCEK’s Confidential Information as SCEK in its sole discretion agrees are required to support end users of Licensed Products but must return these materials at the end of such one year period. Upon expiration or termination, the licenses and related rights herein granted to SCEK by Publisher shall immediately revert to Publisher, and SCEK shall cease from any further use of Product Information and any Publisher Intellectual Property Rights therein; provided that SCEK may continue the manufacture, marketing, sale or distribution of any SCEK Demo Discs containing Publisher’s Product Information which Publisher had approved prior to termination.

15.3  Disposal of Unsold Units.  Provided that this Agreement is not terminated due to a breach or default of Publisher, Publisher may, upon expiration or termination of this Agreement, sell off existing inventories of Licensed Products, on a non-exclusive basis, for a period of ninety (90) days from the date of expiration or termination of this Agreement, and provided such inventories have not been manufactured solely or principally for sale during such period.  Subsequent to the expiration of such ninety (90) day period, or in the event this Agreement is terminated as a result of any breach or default of Publisher, any and all Units of the Licensed Products remaining in Publisher’s inventory shall be destroyed by Publisher within five (5) business days of such expiration or termination.  Within five (5) business days after such destruction, Publisher shall provide SCEK with an itemized statement, certified to be accurate by an officer of Publisher, indicating the number of Units of the Licensed Products which have been destroyed (on a title-by-title basis), the location and date of such destruction and the disposition of the remains of such destroyed materials.

15.4  Return of SCEK Materials and Confidential Information.  Upon the expiration or earlier termination of this Agreement, Publisher shall immediately deliver to SCEK, or if and to the extent requested by SCEK destroy, all SCEK Materials and any and all copies thereof, and Publisher and SCEK shall, upon the request of the other party, immediately deliver to the other party, or if and to the extent requested by such party destroy, all Confidential Information of the other party, including any and all copies thereof, which the other party previously furnished to it in furtherance of this Agreement.  Within five (5) business days after any such destruction, Publisher and/or SCEK, as appropriate, shall provide the other party with an affidavit of destruction and an itemized statement, each certified to be accurate by an officer of Publisher, indicating the number of copies and/or units of the SCEK Materials and/or Confidential Information which have been destroyed, the location and date of such destruction and the disposition of the remains of such destroyed materials.  In the event that Publisher fails to return the SCEK Materials or Confidential Information and SCEK must resort to legal means (including without limitation any use of attorneys) to recover the SCEK Materials or Confidential Information or the value thereof, all costs, including SCEK’s reasonable attorney’s fees, shall be borne by Publisher, and SCEK may, in addition to SCEK’s other remedies, withhold such amounts from any payment otherwise due from SCEK to Publisher under any agreement between SCEK and Publisher.

15.5  Extension of this Agreement; Termination Without Prejudice.  SCEK shall be under no obligation to extend this Agreement notwithstanding any actions taken by either of the parties prior to the expiration of this Agreement. Upon the expiration of this Agreement, neither party shall be liable to the other for any damages (whether direct, indirect, consequential or incidental, and including, without limitation, any expenditures, loss of profits or prospective profits) sustained or arising out of or alleged to have been sustained or to have arisen out of such expiration.  The expiration or termination of this Agreement shall be without prejudice to any rights or remedies which one party may otherwise have against the other party, and shall not excuse either party from any such expiration or termination.

16.    Miscellaneous Provisions.

16.1  Notices.  All notices or other communications required or desired to be sent to either of the parties shall be in writing and shall be sent by registered or certified mail, postage prepaid,  or sent by recognized international courier service, telegram or facsimile, with charges prepaid. The address for all notices or other communications required to be sent to SCEK or Publisher, respectively, shall be the mailing address stated in the preamble hereof, or such other address as may be provided by written notice from one party to the other on at least ten (10) days’ prior written notice. Any such notice shall be effective upon the date of actual or tendered delivery, as confirmed by the sending party.

16.2  Audit Provisions.  Publisher shall keep full, complete, and accurate books of account and records covering all transactions relating to this Agreement.  Publisher shall preserve such books of account, records, documents, and material for a period of twenty-four (24) months after the expiration or earlier termination of this Agreement.  Acceptance by SCEK of an accounting statement, purchase order, or payment hereunder will not preclude SCEK from challenging or questioning the accuracy thereof at a later time.  In the event that SCEK reasonably believes that the Wholesale Price provided by Publisher with respect to any Licensed Product is not accurate, SCEK shall be entitled to request additional documentation from Publisher to support the listed Wholesale Price for such Licensed Product.  In addition, during the Term and for a period of two (2) years thereafter and upon the giving of reasonable written notice to Publisher, representatives of SCEK shall have access to, and the right to make copies and summaries of, such portions of all of Publisher’s books and records as pertain to the Licensed Products and **** payments due or credits received hereunder.  In the event that such inspection reveals an under-reporting of any payment due to SCEK, Publisher shall immediately pay SCEK such amount.  In the event that any audit conducted by SCEK reveals that Publisher has under-reported **** payment due to SCEK hereunder, then in addition to the payment of the appropriate amount due to SCEK, Publisher shall reimburse SCEK for all reasonable audit costs for that audit and any and all collection costs to recover the unpaid amount.

16.3  Force Majeure.  Neither SCEK nor Publisher shall be liable for any loss or damage or be deemed to be in breach of this Agreement if its failure to perform or failure to cure any of its obligations under this Agreement results from any event or circumstance beyond its reasonable control, including, without limitation, any natural disaster, fire, flood, earthquake or other Act of God; shortage of equipment,

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.

materials, supplies or transportation facilities; strike or other industrial dispute; war or rebellion; shutdown or delay in power, telephone or other essential service due to the failure of computer or communications equipment or otherwise; provided, however, that the party interfered with gives the other party written notice thereof promptly, and, in any event, within fifteen (15) business days of discovery of any such Force Majeure condition. If notice of the existence of any Force Majeure condition is provided within such period, the time for performance or cure shall be extended for a period equal to the duration of the Force Majeure event or circumstance described in such notice, except that any such cause shall not excuse the payment of any sums owed to SCEK prior to, during or after any such Force Majeure condition.  In the event that the Force Majeure condition continues for more than sixty (60) days, SCEK may terminate this Agreement for cause by providing written notice to Publisher to such effect.

16.4  No Agency, Partnership or Joint Venture.  The relationship between SCEK and Publisher, respectively, is that of licensor and licensee. Both parties are independent contractors and are not the legal representative, agent, joint venturer, partner or employee of the other party for any purpose whatsoever. Neither party has any right or authority to assume or create any obligations of any kind or to make any representation or warranty on behalf of the other party, whether express or implied, or to bind the other party in any respect whatsoever.

16.5  Assignment.  SCEK has entered into this Agreement based upon the particular reputation, capabilities and experience of Publisher and its officers, directors and employees. Accordingly, Publisher may not assign this Agreement or any of its rights hereunder, nor delegate or otherwise transfer any of its obligations hereunder, to any third party unless the prior written consent of SCEK shall first be obtained. This Agreement shall not be assigned in contravention of Section 14.2 (ix).  Any attempted or purported assignment, delegation or other such transfer, directly or indirectly, without the required consent of SCEK shall be void. Subject to the foregoing, this Agreement shall inure to the benefit of the parties and their respective successors and permitted assigns (other than under the conditions set forth in Section 14.2 (ix)).  SCEK shall have the right to assign any and all of its rights and obligations hereunder to any Affiliate of of SCEK.

16.6  Subcontractors.  Publisher shall not sell, assign, delegate, subcontract, sublicense or otherwise transfer or encumber all or any portion of the licenses herein granted without the prior written approval of SCEK, provided, however, that Publisher may retain those subcontractors who provide services which do not require access to SCEK Materials or SCEK’s Confidential Information without such prior approval.  Publisher may retain those subcontractor(s) to assist with the development, publication and marketing of Licensed Products (or portions thereof) which have signed (i) an LPA or LDA with SCEK (the “PS Agreement”) in full force and effect throughout the term of such development and marketing; or (ii) an SCEK-approved subcontractor agreement (“Subcontractor Agreement”); and SCEK has approved such subcontractor in writing, which approval shall be in SCEK’s sole discretion.  Such Subcontractor Agreement shall provide that SCEK is a third-party beneficiary of such Subcontractor Agreement and has the full right to bring any actions against such subcontractors to comply in all respects with the terms and conditions of this Agreement.  Publisher shall provide a copy of any such Subcontractor Agreement to SCEK prior to and following execution thereof.  Publisher shall not disclose to any subcontractor any of SCEK’s Confidential Information, including, without limitation, any SCEK Materials, unless and until either a PS Agreement or a Subcontractor Agreement has been executed and approved by SCEK.  Notwithstanding any consent which may be granted by SCEK for Publisher to employ any such permitted subcontractor(s), or any such separate agreement(s) that may be entered into by Publisher with any such permitted subcontractor, Publisher shall remain fully liable for its compliance with all of the provisions of this Agreement and for the compliance of any and all permitted subcontractors with the provisions of any agreements entered into by such subcontractors in accordance with this Section. Publisher shall use its best efforts to cause its subcontractors retained in furtherance of this Agreement to comply in all respects with the terms and conditions of this Agreement, and hereby unconditionally guarantees all obligations of its subcontractors.  SCEK may subcontract any of its rights or obligations hereunder.

16.7  Compliance with Applicable Laws.  The parties shall at all times comply with all applicable regulations and orders of their respective countries and other controlling jurisdictions and all conventions and treaties to which their countries are a party or relating to or in any way affecting this Agreement and the performance by the parties of this Agreement. Each party, at its own expense, shall negotiate and obtain any approval, license or permit required in the performance of its obligations, and shall declare, record or take such steps to render this Agreement binding, including, without limitation, the recording of this Agreement with any appropriate governmental authorities (if required).

16.8  Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by and interpreted in accordance with the laws of Korea, excluding that body of law related to choice of laws. Any action or proceeding brought to enforce the terms of this Agreement or to adjudicate any dispute arising hereunder shall be brought in Seoul District Court. Each of the parties hereby submits itself to the exclusive jurisdiction and venue of such courts for purposes of any such action and agrees that any service of process may be effected by delivery of the summons in the manner provided in the delivery of notices set forth in Section 16.1 above.  In addition, each party hereby waives the right to a jury trial in any action or proceeding related to this Agreement.

16.9  Legal Costs and Expenses.  In the event it is necessary for either party to retain the services of an attorney or attorneys to enforce the terms of this Agreement or to file or defend any action arising out of this Agreement, then the prevailing party in any such action shall be entitled, in addition to any other rights and remedies available to it at law or in equity to recover from the other party its reasonable fees for attorneys and expert witnesses, plus such court costs and expenses as may be fixed by any court of competent jurisdiction.  The term “prevailing party” for the purposes of this Section shall include a defendant who has by motion, judgment, verdict or dismissal by the court, successfully defended against any claim that has been asserted against it.

16.10         Remedies.  Unless expressly set forth to the contrary, either party’s election of any remedies provided for in this Agreement shall not be exclusive of any other remedies, and all such remedies shall be deemed to be cumulative.  Any breach of Sections 3, 4, 5, 6.1, 11 and 13 of this Agreement would cause significant and irreparable harm to SCEK, the extent of which would be difficult to ascertain.  Accordingly, in addition to any other remedies including without limitation equitable relief to which SCEK may be entitled, in the event of a breach by Publisher or any of its employees or permitted subcontractors of any such Sections of this Agreement.  In addition, if Publisher fails to comply with any of its obligations as set forth herein, SCEK shall be entitled to an accounting and repayment of all forms of compensation, commissions, remuneration or benefits which Publisher directly or indirectly realizes as a result of or arising in connection with any such failure to comply.  Such remedy shall be in addition to and not in limitation of any injunctive relief or other remedies to which SCEK may be entitled under this Agreement or otherwise at law or in equity.  In addition, Publisher shall indemnify SCEK for all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and all reasonable related costs) which SCEK may sustain or incur as a result of any breach under this Agreement.

16.11         Severability.   In the event that any provision of this Agreement (or portion thereof) is determined by a court of competent jurisdiction to be invalid or otherwise unenforceable, such provision (or portion thereof) shall be enforced to the extent possible consistent with the stated intention of the parties, or, if incapable of such enforcement, shall be deemed to be deleted from this Agreement, while the remainder of this Agreement shall continue in full force and remain in effect according to its stated terms and conditions.

16.12         Sections Surviving Expiration or Termination.  The following sections shall survive the expiration or earlier termination of this Agreement for any reason: 4, 5.8, 6, 8, 9, 10, 11, 13, 14.5, 15, and 16.

16.13         Waiver.  No failure or delay by either party in exercising any right, power or remedy under this Agreement shall operate as a waiver of any such right, power or remedy. No waiver of any provision of this Agreement shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced. Any waiver by either party of any provision of this Agreement shall not be construed as a waiver of any other provision of this Agreement, nor shall such waiver operate or be construed as a waiver of such provision respecting any future event or circumstance.

16.14         Modification and Amendment.  No modification or amendment of any provision of this Agreement shall be effective unless in writing and signed by both of the parties.  Notwithstanding the foregoing, SCEK reserves the right to modify Guidelines from time to time upon reasonable notice to Publisher.

16.15         Headings.  The section headings used in this Agreement are intended primarily for reference and shall not by themselves determine the construction or interpretation of this Agreement or any portion hereof.

16.16         Integration.  This Agreement, together with Guidelines, constitutes the entire agreement between SCEK and Publisher and supersedes all prior or contemporaneous agreements, proposals, understandings and communications between SCEK and Publisher, whether oral or written, with respect to the subject matter hereof including any Confidentiality and Nondisclosure Agreement between SCEK and Publisher.

16.17         Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, and together shall constitute one and the same instrument.

16.18         Construction.  This Agreement shall be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either of the parties..

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first written above.

SCEK

PUBLISHER

Sony Computer Entertainment Korea Inc.

THQ Korea Ltd.

By:	/s/ Yeo-Eul Yoon	By:	/s/ Sang Keun Park

Print Name: Yeo-Eul Yoon		Print Name: Sang Keun Park

Title: President		Title: Country Manager

Date:		Date:	2003/5/22

NOT AN AGREEMENT UNTIL

EXECUTED BY BOTH PARTIES

Exhibit A

Manufacture of the Licensed Products.

1.    Creation of Original Master.

1.1     SCEK shall create from one of the fully approved Master Discs, which is provided by Publisher pursuant to Section 5.4 of this Agreement, the original master, from which all other copies of the Licensed Product are to be replicated.  Publisher shall be responsible for the costs of producing such original master in accordance with Section 6 of this Exhibit.  In order to insure against loss or damage to the copies of the Executable Software furnished to SCEK, Publisher will retain duplicates of all Master Discs, and SCEK shall not be liable for loss of or damage to any Master Discs or Executable Software.  Upon creation of such original master, SCEK shall incorporate its anti-piracy security systems.  Such anti-piracy security systems may, at SCEK’s sole discretion, be changed or updated from time to time.

1.2     After creation of the original master as set forth in Section 1.1 of this Exhibit, SCEK shall manufacture a sample of Licensed Product using such original master and submit such sample to Publisher.  Publisher shall review and test such sample in accordance with procedure designated by SCEK.

1.3     Upon completion of testing as set forth in Section 1.2 of this Exhibit, Publisher shall notify its result to SCEK.  Publisher may order Licensed Products after notice of acceptance to SCEK.

1.4     All original master shall be and remain the sole property of SCEK.  SCEK shall use any original master for the limited purposes of manufacturing of Licensed Products and for no other purpose.

2.           Orders.

2.1     Publisher shall issue to SCEK a purchase order in an orderly manner designated by SCEK (“Purchase Order”).

2.2     Purchase Orders shall be deemed accepted by SCEK within two (2) business days after receipt thereof unless otherwise notified to Company within such two (2) days period.   Purchase orders issued by Publisher to SCEK for each Licensed Product approved by SCEK shall be non-cancelable unless expressly accepted in writing by SCEK.

2.3     Minimum order quantities shall be **** Units for initial orders, and **** Units for re-orders per title of Licensed Products.

3.   Printed Materials.

3.1     Publisher shall elect to obtain Printed Materials from a Designated Manufacturing Facility, Publisher shall deliver all SCEK-approved Printed Materials to that Designated Manufacturing Facility, at Publisher’s sole risk and expense, and the Designated Manufacturing Facility will manufacture such Printed Materials in accordance with this Agreement.  In order to insure against loss or damage to the copies of the Printed Materials furnished to SCEK, Publisher will retain duplicates of all Printed Materials, and neither SCEK nor any Designated Manufacturing Facility shall be liable for loss of or damage to any such Printed Materials.

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.

3.2     Not withstanding section 3.1, Publisher may elect his own manufacturing facility for manufacturing its own Printed Materials, in accordance with the terms and conditions set forth in Exhibit C.

3.3     Upon each Purchase Order, Publisher shall be required to supply SCEK with all necessary quantities of Printed Materials at least three (3) business days prior to start date of manufacturing by SCEK.  Printed Materials shall be delivered to mutually agreed upon place.

3.4     SCEK shall not be responsible for any delays or default of delivery of Licensed Products arising from any reasons not attributable to SCEK, including but no limited to delays or default of delivery of Printed Materials by Publisher or detects of Printed Materials.

4.    Delivery of Licensed Products.

4.1   SCEK shall deliver, at its own expense, Licensed Products to mutually agreed upon place

4.2   Publisher acknowledges that packages for delivery of License Products shall be subject to SCEK’s specification.  All expense for such packages shall be borne by SCEK.

4.3   Proprietary title and the risk of loss or damage to the Licensed Products shall pass to Publsher at point of delivery pursuant to Section 4.1 of this Exhibit.

5.    Acceptance.

5.1   Publisher shall confirm the Licensed Products delivered by SCEK immediately and notify SCEK of any shortage, wrong articles or defect, if any.  If SCEK received such notice from Publisher, SCEK shall, at its own expense, fill promptly such shortage or deliver alternative Licensed Products.

5.2   If Publisher discovers any latent defects of Licensed Products within **** delivery of such Licensed Products, Publisher shall notify SCEK of such latent defect and SCEK shall deliver promptly alternative Licensed Products  after receipt of such notice.  Notwithstanding above, SCEK shall not be responsible for any latent defect of Licensed Products arising from any reasons not attributable to SCEK.

5.3   Unless set forth in Section 5.1 and 5.2 of this Exhibit, SCEK shall not be responsible for any defects of Licensed Products..

6.    Manufacturing Fee.

6.1  Manufacturing fee in connection with any title for PS of Licensed Products shall be determined pursuant to Units as provided below.

PS

a) Format Disc

CD-ROM ****	****
CD-ROM ****	****

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.

b) Case

P case	*****
PlayStation case	****

The above price includes assembly services.

c) Mastering

CD-ROM	****

d) Standard Lead Time per title of Licensed Products shall be determined by SCEK’s sole discretion.

6.2   Manufacturing fee in connection with any title for PS2 of Licensed Products shall be determined pursuant to Units as provided below.

PS2

a) Format Disc

Period Specification	****	****
CD-ROM ****	****	****
DVD-ROM ****	****	****
DVD-ROM ****	****	****

In case of **** will be added.

b) Case

Period Specification	****	****
PS2 Case	****	****
Disc Holder for 2 Discs		****

The above price includes assembly services.

c) Mastering

CD-ROM	****
DVD-ROM ****	****
DVD-ROM ****	****

d) Standard Lead Time per title of Licensed Products shall be determined by SCEK’s sole discretion.

6.3     In case of change of circumstances which makes the manufacturing fee set forth in this Section impossible or infeasible for SCEK to perform such as significant change of price of raw materials or SCEK’s payment amount to any third party or rapid change of economic situations, both parties shall enter into negotiation for regarding revision of the manufacturing fee.

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.

7       Payment.

7.1       Prior to initial order of each title of Licensed Products, Publisher shall pay the mastering fees to SCEK in accordance with an invoice issued by SCEK.

7.2       Purchase Orders will be invoiced as soon as reasonably practical after receipt.  All amounts hereunder shall be payable in Korean Won.  All associated banking charges with respect to payments of manufacturing fees shall be borne solely by Publisher.  Similarly, there shall be no deduction from manufacturing fees for any taxes (excluding withholding tax), fees, assessments or expenses of any kind which may be incurred by Publisher arising with respect to the payment of manufacturing fees hereunder. In addition to the manufacturing fees payments provided to SCEK hereunder, Publisher shall be solely responsible for and bear any cost relating to any withholding taxes or other such assessments which may be imposed by any governmental authority with respect to the manufacturing fees paid to SCEK. Publisher shall provide SCEK with official tax receipts or other such documentary evidence issued by the applicable tax authorities sufficient to substantiate that any such taxes or assessments have in fact been paid.

7.3       Manufacturing fees shall be converted into Korean Won using the TTS rate quoted by Korea Exchange Bank on the invoice issuance date.  Terms for cash-in-advance payments shall be as set forth in the invoice.  Each invoice shall be paid on a cash-in-advance basis.  All payment hereunder shall be payable in Korean Won by Telegraphic Transfer remittance to Publisher’s bank account.

7.4       Any modification or amendment of payment conditions for Manufacturing fee and Royalty set forth in this Agreement shall be determined by SCEK’s sole discretion and shall be noticed to Publsher.

8. Credit Terms.

 SCEK may at its sole discretion extend credit terms and limits to Publisher.  SCEK may also revoke such credit terms and limits at its sole discretion.  If Publisher qualifies for credit terms, then orders will be invoiced upon shipment of Licensed Products and each invoice will be payable within payment due date of of the invoice.  Any overdue sums shall bear interest at the rate of **** percent per year, or such lower rate as may be the maximum rate permitted under applicable law, from the date when payment first became due to and including the date of payment thereof.  Publisher shall be additionally liable for all costs and expenses of collection, including without limitation, reasonable fees for attorneys and court costs.  This Section 8 also shall be applied to the Royalty payment condition stipulated in Exhibit B section 3.

9. Test Disc.  * Confidential portion omitted and filed separately with the Securities and Exchange Commission.

9.1  Publisher may order a test disc for DVD-ROM dual layer to SCEK.  Section 1.1, 1.2, 2.1, 2.2, 4 and 5 of this Exhibits shall be applied correspondingly to manufacturing of such test disc.

9.2  Manufacturing fees of the test disc shall be determined depending on pieces as provided below.  Manufacturing orders will be invoiced as soon as reasonably practical after receipt.  Publisher shall pay such manufacturing fees to SCEK in accordance with an invoice issued by SCEK.

Up to ****	****
Over ****	****

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.

Exhibit  B

Royalties

1. Applicable Royalties on Licensed Products.

1.1 Publisher shall pay SCEK, either directly or through its designee, a per title royalty in KRW for each Unit of the Licensed Products manufactured based on the initial Wholesale Price of the Licensed Product, as follows:

	Wholesale Price(excluding tax)	Per Title Royalty
****	****	****
****	****	****
****	****	****
****	****	****

1.2 In the absence of satisfactory evidence to support the WSP, SCEK shall have a right to determine the WSP from the highest retailer price of Licensed Products on the market.

1.3 Royalties on additional orders to manufacture a specific Licensed Product shall be the royalty determined by the initial Wholesale Price as reported by Publisher for that Licensed Product regardless of the wholesale price of the Licensed Product at the time of reorder, except in the event that the Wholesale Price **** for such Licensed Product, in which case the royalty shall be adjusted **** to reflect the **** Wholesale Price.  Licensed Products qualifying for SCEK’s “Mega Hits” programs or other programs offered by SCEK shall be subject to the royalties applicable for such programs. Publisher acknowledges that as of the date of execution of this Agreement no “Mega Hits” program exists for the PS 2 Third Party licensing program.

1.4 At the time of placing an purchase order to manufacture a Licensed Product, Publisher shall submit to SCEK an accurate accounting statement setting out the number of units of Licensed Product to be manufactured, projected initial wholesale price, applicable royalty, and total amount due SCEK.  In addition, Publisher shall submit to SCEK prior to placing the initial order for each Licensed Product a separate certification, signed by officers of Publisher that certifies that the Wholesale Price provided to SCEK is accurate and attaching such documentation supporting the WSP as requested by SCEK.

2.      Third Party Demo Disc Program Royalties.

Publisher shall pay SCEK a per Unit royalty in **** Won (KRW ****) for each Third Party Demo Disc Unit manufactured. The quantity of Units ordered shall comply with the terms of such SCEK Established Third Party Demo Disc Program.  From the ****, the Third Party Demo Disc program royalties set forth in this section 2 shall be **** to **** Korean Won (KRW ****) for each Third Party Demo Disc Unit manufactured.

3.      Payment.

The invoice issued pursuant to Section 7.2 of Exhibit A will include royalties payable hereto for each Unit of Licensed Products ordered.  Each invoice shall be paid on a cash-in-advance basis.  Terms for

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.

cash-in-advance payments shall be as set forth in the invoice.  All amounts hereunder shall be payable in Korean Won.  All associated banking charges with respect to payments of royalties shall be borne solely by Publisher.  Similarly, there shall be no deduction from the royalties for any credits, discounts, allowances or returns which Publisher may credit or otherwise grant to any third party customer of any Units of the Licensed Products, or for any taxes (excluding withholding tax), fees, assessments or expenses of any kind which may be incurred by Publisher in connection with its sale or distribution of any Units of the Licensed Products or arising with respect to the payment of royalties hereunder. In addition to the royalty payments provided to SCEK hereunder, Publisher shall be solely responsible for and bear any cost relating to any withholding taxes or other such assessments which may be imposed by any governmental authority with respect to the royalties paid to SCEK. Publisher shall provide SCEK with official tax receipts or other such documentary evidence issued by the applicable tax authorities sufficient to substantiate that any such taxes or assessments have in fact been paid.  All payment hereunder shall be payable in Korean Won by Telegraphic Transfer remittance to Publisher’s bank account.

4.      Global Volume Discount

4.1     Publisher shall be eligible to participate in a rebate program set forth in this Section.  Notwithstanding Section 14.4, if Publisher qualifies for such rebates as set forth herein, rebates shall be paid to Publisher’s account as provided below.

4.2     In this Exhibit, the following words and phrases have the following meanings:

(a)         “Region” means Licensed Territory or territory where SCEG except for SCEK grants the license equivalent with the one set forth in Section 2 of this Agreement, respectively.

(b)        “SCEG Licensee(s)” means any publisher that has signed a valid and then current Licensed Publisher Agreement or an alternative agreement with substantially the same provisions in Regions.

(c)         “Publisher’s Affiliates” means SCEG Licensees of which Publisher directly or indirectly hold more than fifty percent (50%) of outstanding shares or securities (representing the right to vote for the election of directors or other managing authority), or which directly or indirectly hold more than fifty percent (50%) of outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) of Publisher.

(d)        “ PS business” means SCEG Licensee’s business activities relating to or concerning  development and publishing of Licensed Products.

(e)         “SCEG” means SCEK, SCEI, Sony Computer Entertainment America Inc. or Sony Computer Entertainment Europe Limited.

4.3     The discount level applied to each Fiscal Year (“Discount Level”) shall be determined from the chart below, in accordance with the total quantity of Units of Licensed Products (not including those in **** or any other equivalent thereof) for each Region which was delivered to Publisher or Publisher’s Affiliates in excess of **** Units per title during the preceding Fiscal Year.

Units Delivered	Discount Level
****	****
****	****
****	****
****	****

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.

4.4    Rebate rates applied to the Licensed Products (not including those in **** royalty) for the Licensed Territory delivered to Publisher or Publisher’s Affiliate (“Rebate Rate”)  shall be determined from the chart below in accordance with the Discount Level and the delivered quantity of each Fiscal Year.

Discount Level
Units Delivered	Level 0	Level 1	Level 2	Level 3
****	****	****	****	****
****	****	****	****	****
****	****	****	****	****
****	****	****	****	****
****	****	****	****	****
****	****	****	****	****
****	****	****	****	****

4.5     The rebate shall be calculated at the end of each Fiscal Year.  SCEK shall pay the rebate amount in a lump sum on **** (in case of a holiday, on the next business day) of the following Fiscal Year. Rebate amount is round off to the one KRW..

4.6     For purposes of determining the Discount Level  and the Rebate Rate ,  a sequel title of the Licensed Products shall be considered to be different from the preceding titles.

4.7     Prior to the beginning of each Fiscal Year, Publisher shall submit to SCEK the list of Publisher’s Affiliates to be qualified for the rebate, and shall obtain SCEK’s confirmation on such list.  In case of any revision in such list during each Fiscal Year, Publisher shall obtain SCEK’s confirmation thereon.

4.8     If the list of Publisher’s Affiliates is revised , Discount Level shall be redetermined by recalculating Units of Licensed Products delivered to Publisher and then current Publisher’s Affiliates during the preceding Fiscal Year.  The redetermined Discount Level shall apply as of the revision date

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.

4.9     If Publisher or any Publisher’s Affiliates assigns its entire or any part of PS Business to any other third party or succeeds to any third party’s entire or any part of PS Business, Discount Level shall be redetermined by recalculating the quantity of Units of Licensed Products delivered during the preceding Fiscal Year with adjustment to such assigned or succeeded PS Business.  The redetermined Discount Level shall apply as of such assignment or succession.

4.10  Section 4.8 and 4.9 of this Exhibit shall not in any way restrict SCEK’s right as set forth in Section 14.2 of this Agreement.

4.11  The Global Volume Discount set forth in this section 4 shall be effective from the ****.

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.

Exhibit  C

Manufacture by Alternate Source.

Publisher may elect to be responsible for manufacturing its own Printed Materials (other than any Artwork which may be placed directly upon the Format Discs, which Publisher will supply to the Designated Manufacturing Facility for placement), at Publisher’s sole risk and expense.  Prior to production of each order, Publisher shall be required to supply SCEK with samples of any Printed Materials not produced or supplied by a Designated Manufacturing Facility, at no charge to SCEK or Designated Manufacturing Facility, for SCEK’s approval with respect to the quality thereof. SCEK shall have the right to disapprove any Printed Materials that do not comply with the Manufacturing Specifications. Manufacturing Specifications for Printed Materials shall be comparable to manufacturing specifications applied by SCEK to its own software products for the System.  If Publisher elects to supply its own Printed Materials, neither SCEK nor any Designated Manufacturing Facility shall be responsible for any delays arising from use of Publisher’s own Printed Materials.